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                                                                     Exhibit 4.1




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                             AETNA INDUSTRIES, INC.
                                   as Issuer,

                              MS ACQUISITION CORP.,
                              AETNA HOLDINGS, INC.,
                                 as Guarantors,

                            AETNA EXPORT SALES CORP.,
                         AETNA MANUFACTURING CANADA LTD.
                            as Subsidiary Guarantors,


                                       AND

                  NORWEST BANK MINNESOTA NATIONAL ASSOCIATION,
                                   as Trustee
                       ----------------------------------
                          FIRST SUPPLEMENTAL INDENTURE

                           Dated as of AUGUST 3, 1998
                       ----------------------------------

                          Supplemental to the Indenture
                                      among
                             Aetna Industries, Inc.,
                          the Guarantors named therein,
                     the Subsidiary Guarantor named therein
                                       and
                   Norwest Bank Minnesota National Association

                           Dated as of August 1, 1996

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                          FIRST SUPPLEMENTAL INDENTURE


         FIRST SUPPLEMENTAL INDENTURE, dated as of August 3, 1998, among AETNA INDUSTRIES, INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), MS ACQUISITION CORP., a corporation duly organized and existing under the laws of the State of Delaware ("MS Acquisition"), AETNA HOLDINGS, INC., a corporation duly organized and existing under the laws of the State of Delaware ("Aetna" and, together with MS Acquisition, the "Guarantors"), AETNA EXPORT SALES CORP., a corporation duly organized and existing under the laws of the U.S. Virgin Islands ("Export"), AETNA MANUFACTURING CANADA LTD., a corporation duly organized and existing under the laws of the State of Michigan ("Aetna Canada" and, together with Export, the "Subsidiary Guarantors") and NORWEST BANK MINNESOTA NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, as Trustee (the "Trustee") supplementing the Indenture (the "Indenture"), dated as of August 1, 1996, among the Company, the Guarantors, Export and the Trustee.

                             RECITAL OF THE TRUSTEE

         WHEREAS, the Company, the Guarantors, Export and the Trustee are parties to that certain Indenture, dated as of August 1, 1996, pertaining to $85,000,000 principal amount of the Company's 11 7/8% Senior Notes due 2006 (including the related guarantees, the "Securities").

                            RECITALS OF THE COMPANY,
                  THE GUARANTORS AND THE SUBSIDIARY GUARANTORS

                  WHEREAS, the Company, the Guarantors, and the Subsidiary Guarantors desire, pursuant to Section 9.01 of the Indenture, to execute this First Supplemental Indenture in order to comply with Section 4.19 of the Indenture; and

                  WHEREAS, the Company, the Guarantors, and the Subsidiary Guarantors have duly authorized the execution and delivery of this First Supplemental Indenture in order for Aetna Canada to assume all the obligations of a Subsidiary Guarantor under the Securities and the Indenture.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree for the equal and proportionate benefit of all holders of the Securities, as follows:

         Section 1. Aetna Canada hereby assumes all the obligations of a Subsidiary Guarantor, under the Securities and the Indenture, and Aetna Canada may exercise every right and power of a Subsidiary Guarantor with the same effect as if Aetna Canada had been named as a Subsidiary Guarantor therein.


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         Section 2. Any notice or communication by the Trustee to Aetna Canada shall be addressed as follows:

                           Aetna Manufacturing Canada Ltd.
                           24331 Sherwood Avenue
                           P.O. Box 3067
                           Centerline, Michigan 48015-0067
                           Attn: Chief Executive Officer

         Section 3. From and after the date hereof, the Indenture, as supplemented by this First Supplemental Indenture, shall be read, taken and construed as one and the same instrument with respect to the Securities.

         Section 4. This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instruments.

                                  * * * * * * *



                                       2
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         IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed as of the day and year above written.


                                         AETNA INDUSTRIES, INC.


                                         By: /s/ Ueli Spring
                                             ----------------------------------
                                         Title: President and Chief Executive
                                                 Officer

Attest:


/s/ Harold Brown
-------------------------
Title:  Secretary

                                         NORWEST BANK MINNESOTA NATIONAL
                                         ASSOCIATION, as Trustee


                                         By: /s/ Jane Schuieger
                                             ----------------------------------
                                         Title:

Attest:


/s/ Timothy Mowdy
-------------------------
Title: Account Representative
      -----------------------

                                         MS ACQUISITION CORP., as Guarantor


                                         By: /s/ Francis Barge
                                             ----------------------------------
                                         Title: President and Chief Executive
                                                 Officer

Attest:


/s/ Harold Brown
-------------------------
Title:  Secretary

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                                         AETNA HOLDINGS, INC., as Guarantor


                                         By: /s/ Ueli Spring
                                             ----------------------------------
                                         Title: President and Chief Executive
                                                 Officer

Attest:


/s/ Harold Brown
-------------------------
Title:  Secretary

                                         AETNA EXPORT SALES CORP., as
                                         Subsidiary Guarantor


                                         By: /s/ Ueli Spring
                                             ----------------------------------
                                         Title: Director

Attest:



-------------------------
Title:  Secretary

                                         AETNA MANUFACTURING CANADA
                                            LTD., as Subsidiary Guarantor


                                         By: /s/ Ueli Spring
                                             ----------------------------------
                                         Title: President and Chief Executive
                                                 Officer

Attest:


/s/ Harold Brown
-------------------------
Title:  Secretary